UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☒	Soliciting Material under §240.14a-12

KLX INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by KLX Inc.
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: KLX Inc.
Commission File No. 001-36610

April 30, 2018

Dear KLX Aerospace Solutions Associates,

Today, Boeing and KLX Inc. announced that our two companies have entered into a definitive agreement for Boeing to acquire KLX Aerospace Solutions, following the spin-off of KLX Energy Services Group.  KLX Aerospace Solutions will be merged with Aviall, Boeing’s wholly-owned aerospace parts and services provider, and become part of the Boeing Global Services family of companies.  Together, Boeing and KLX will create the premier provider of parts and productivity services, offering customers value through the broadest range of services and products in the industry.

Boeing is the perfect fit for our employees, our customers and our suppliers.  By joining forces with Aviall/Boeing, we are combining two clear market leaders with complementary capabilities in distribution and value-added service solutions, supporting all aircraft types and serving all aerospace industry customers around the globe. We share a culture and reputation for customer service excellence, innovation, inventory availability, quality and on-time delivery.

As our two management teams have considered the potential benefits of this merger, we are excited at the new business development opportunities that our two companies can pursue together, and the growth opportunities this will provide for KLX employees, customers and suppliers.

It has been a source of great pride for me to have built this business with you and to have worked with so many of you over the past three decades.  I sincerely thank you for your dedication and your contributions to the business that we have built together, and wish you much continued success as a part of the Boeing Global Services business.

Sincerely,

Amin J. Khoury

Chairman and Chief Executive Officer

Cautionary Statement on Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  Such forward-looking statements, including those regarding the timing and consummation of the transactions described herein, involve risks and uncertainties.  The  actual experience and results of KLX Inc. (the “Company”) and of the Energy Services Group (“ESG”) may differ materially from the experience and results anticipated in such statements.  Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which include its Annual Report on Form 10-K and Current Reports on Form 8-K, and in the Form 10 to be filed in connection with the proposed spin-off of ESG.  For more information, see the sections entitled “Risk Factors” and “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings.  The forward-looking statements included in this communication are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

In connection with the proposed transaction between KLX and The Boeing Company (“Boeing”), KLX will file a proxy statement with the Securities and Exchange Commission (the “SEC”).  KLX will also file with the SEC a registration statement with respect to the spin-off of its Energy Services Group.  KLX SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND RELATED MATTERS.  Investors and security holders will be able to obtain the documents free of charge when they are available at the SEC’s website, www.sec.gov, or from KLX at its website, www.klx.com, or by contacting KLX Investor Relations at (561) 383-5100.

Participants in Solicitation

KLX and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger.  Information concerning KLX’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is set forth in KLX’s Annual Report on Form 10-K for the fiscal year ended January 31, 2018 and its proxy statement filed on May 26, 2017, which are filed with the SEC.  A more complete description will be available in the proxy statement with respect to the merger and the registration statement with respect to the spin-off when they become available.